Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Municipal Market Opportunity Fund, Inc.
33-33260, 811-06040

The annual meeting of shareholders was held on July
28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to September 1, 2009, October 13, 2009 and additionally adjourned to November 24, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           22,525,244
                    5,444
   Against
             1,805,774
                    1,058
   Abstain
                823,954
                       117
   Broker Non-Votes
             6,932,141
                    2,588
      Total
           32,087,113
                    9,207



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           22,665,729
                    5,498
   Against
             1,661,673
                    1,004
   Abstain
                827,570
                       117
   Broker Non-Votes
             6,932,141
                    2,588
      Total
           32,087,113
                    9,207



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
           22,336,739
                    5,485
   Against
             1,807,293
                    1,017
   Abstain
             1,010,940
                       117
   Broker Non-Votes
             6,932,141
                    2,588
      Total
           32,087,113
                    9,207



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
           22,343,721
                    5,498
   Against
             1,878,626
                    1,004
   Abstain
                932,625
                       117
   Broker Non-Votes
             6,932,141
                    2,588
      Total
           32,087,113
                    9,207



To approve the elimination of the fundamental policy relating to commodities.


   For
           22,253,938
                    5,483
   Against
             1,904,764
                    1,019
   Abstain
                996,270
                       117
   Broker Non-Votes
             6,932,141
                    2,588
      Total
           32,087,113
                    9,207



To approve the new fundamental policy relating to commodities.


   For
           22,208,659
                    5,494
   Against
             1,930,067
                    1,008
   Abstain
             1,016,246
                       117
   Broker Non-Votes
             6,932,141
                    2,588
      Total
           32,087,113
                    9,207



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014935.